Urban Outfitters, Inc.                                              Exhibit 22
INCOME PER SHARE CALCULATION:
JANUARY 31, 1997 & 1996



INCOME PER SHARE CALCULATION:
                                                           Three Months Ended January 31,
                                    ----------------------------------------------------------------------------
                                                 1997                                      1996
                                    -----------------------------------      -----------------------------------
                                           $               Per Share                $               Per Share
NET INCOME                             2,852,000             $0.16              3,589,000             $0.20
                                       =========        ==========              =========        ==========

WEIGHTED AVERAGE COMMON
   SHARES & COMMON SHARE
   EQUIVALENTS OUTSTANDING                              17,772,298                               17,638,686
                                                        ==========                               ==========


COMPUTATION OF COMMON SHARES
    & COMMON SHARE EQUIVALENTS OUTSTANDING:




INCOME PER SHARE CALCULATION:
                                                           Twelve Months Ended January 31,
                                    ----------------------------------------------------------------------------
                                                 1997                                      1996
                                    -----------------------------------      -----------------------------------
                                          $                Per Share               $                Per Share
NET INCOME                            13,260,000             $0.75             12,308,000             $0.70
                                      ==========        ==========             ==========        ==========

WEIGHTED AVERAGE COMMON
   SHARES & COMMON SHARE
   EQUIVALENTS OUTSTANDING                              17,782,896                               17,619,888
                                                        ==========                               ==========


COMPUTATION OF COMMON SHARES
    & COMMON SHARE EQUIVALENTS OUTSTANDING:




                                                           Three Months Ended January 31,
                                    ----------------------------------------------------------------------------
                                                   1997                                      1996
                                    -----------------------------------      -----------------------------------
                                     End of Period       Weighted Ave.        End of Period       Weighted Ave.
                                     -------------       -------------        --------------      -------------

COMMON SHARES OUTSTANDING               17,528,698         17,528,698            17,080,372         17,080,372
                                                         -------------                            -------------

COMMON SHARE EQUIVALENTS:
         OPTIONS                           472,937            472,937               783,942            783,942
         ASSUMED REPURCHASED
                AT AVERAGE PRICE                             (229,337)                                (225,628)
                                                         -------------                            -------------

WEIGHTED AVERAGE COMMON
    EQUIVALENTS                                               243,600                                  558,314
                                                         -------------                            -------------

TOTAL WEIGHTED AVERAGE
   COMMON SHARES & COMMON
   SHARE EQUIVALENTS OUTSTANDING                           17,772,298                               17,638,686
                                                         =============                            =============



                                                           Twelve Months Ended January 31,
                                    ----------------------------------------------------------------------------
                                                   1997                                      1996
                                    -----------------------------------      -----------------------------------
                                     End of Period       Weighted Ave.        End of Period       Weighted Ave.
                                     -------------       -------------        --------------      -------------

COMMON SHARES OUTSTANDING               17,528,698         17,429,375            17,080,372         17,028,856
                                                         -------------                            -------------

COMMON SHARE EQUIVALENTS:
         OPTIONS                           472,937            537,931               783,942            793,142
         ASSUMED REPURCHASED
                AT AVERAGE PRICE                             (184,409)                                (202,110)
                                                         -------------                            -------------

WEIGHTED AVERAGE COMMON
    EQUIVALENTS                                               353,522                                  591,032
                                                         -------------                            -------------

TOTAL WEIGHTED AVERAGE
   COMMON SHARES & COMMON
   SHARE EQUIVALENTS OUTSTANDING                           17,782,896                               17,619,888
                                                         =============                            =============





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